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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF AUGUST 25, 2000

     Each of the below listed subsidiaries is 100% directly or indirectly owned by Harris Corporation, except as otherwise indicated.

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                                                                    STATE OR OTHER
                                                                     JURISDICTION
                     NAME OF SUBSIDIARY                            OF INCORPORATION
                     ------------------                            ----------------
Harris Airport Systems Sdn. Bhd                                        Malaysia
Harris Australia Pty. Ltd.                                            Australia
Harris Automation                                                     California
Harris Canada, Inc.                                                     Canada
Harris Cayman, Ltd.                                                 Cayman Islands
Harris Comunication Argentina SA                                      Argentina
Harris Communication SA                                                 France
Harris Communications Honduras, S.A. de C.V.                           Honduras
Harris Communications International, Inc.                              Delaware
Harris Communications Limited Liability Company                         Russia
Harris Communications Ltd.                                            Hong Kong
Harris Communications (Shenzhen) Ltd.                                   China
Harris Communications (India) Private Limited                           India
Harris Controls Australia Limited                                     Australia
Harris do Brasil Limitada                                               Brazil
Harris Foreign Sales Corporation, Inc.                              Virgin Islands
Harris-Intraplex, Inc.                                                 Delaware
Harris Investments of Delaware, Inc.                                   Delaware
Harris Leasing, L.C                                                    Florida
Harris Mauritius Limited                                              Mauritius
Harris Pacific, Inc.                                                  California
Harris Pension Management Limited                                      England
Harris Publishing Systems Corporation                                  Delaware
Harris SA                                                              Belgium
Harris S.A. de C.V.                                                     Mexico
Harris Semiconductor G.m.b.H                                           Germany
Harris Semiconductor Design & Sales Pte. Ltd.                         Singapore
Harris Semiconductor B.V                                             Netherlands
Harris Semiconductor Patents, Inc.                                     Delaware
Harris Semiconductor Pte. Ltd.                                        Singapore
Harris Semiconductor (Suzhou) Co., Ltd.                                 China
Harris Solid State (Malaysia) Sdn. Bhd                                 Malaysia
Harris Systems Limited                                                 England
Harris Systems LLC                                                     Delaware
Harris Technical Services Corporation                                  Delaware
Harris Telecom Services GmbH                                           Austria
Harris Telecomunicacoes Ltda.                                           Brazil
Harris Two Thousand Limited                                            England
Harris Three Thousand Limited                                          England
American Coastal Insurance Ltd.                                        Bermuda
Anshan Harris Broadcast Equipment Company, Limited                      China
ARM Harris Communications (India) Pvt. Ltd.                             India
Audio Broadcast Group, Incorporated                                    Michigan
Baseview Products, Inc.                                                Michigan
GE Harris Aviation Information Solutions, LLC (49%)                    Delaware
GE Harris Energy Control Systems, LLC (49%)                            Delaware
GE-Harris Railway Electronics, LLC (49%)                               Delaware
Guangzhou Harris Telecommunications Company Ltd. (51%)                  China
HAL Technologies, Inc.                                                 Delaware
Hebei Far East Communications Co. Ltd. (51%)                            China
ITIS S.A.R.L                                                            France
LiveTV L.L.C. (46.5%)                                                  Delaware
Manatee Investment Corporation                                         Delaware
Maritime Communication Services, Inc.                                  Delaware
VFC Capital, Inc.                                                      Delaware
Wallaby Network Services, Inc.                                         Delaware
Worldwide Electronics, Inc.                                            Delaware
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